SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On January 31, 2007, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), entered into an Employment Agreement (the “CEO Employment Agreement”) with Dr. Eric A. Rose, M.D., pursuant to which he will become SIGA’s Chief Executive Officer, effective as of March 1, 2007. The CEO Employment Agreement expires on February 29, 2008, and, unless either party provides thirty (30) days notice prior to the end of the term, shall automatically renew for additional one (1) year periods thereafter. Pursuant to the CEO Employment Agreement, SIGA agrees to pay to Dr. Rose an annual base salary of $400,000, subject to any cost of living adjustments as may be approved by the Board of Directors of SIGA (the “Board”). Dr. Rose is also eligible to receive bonus payments (in either cash or stock options) as may be approved by the Board in its sole discretion. SIGA may terminate the CEO Employment Agreement with or without cause (as such term is defined in the CEO Employment agreement), provided that upon any termination by SIGA without cause (including, without limitation, termination without cause upon a change in control, as such term is defined in the CEO Employment Agreement), or termination by Dr. Rose for good reason (as such term is defined in the CEO Employment Agreement), SIGA will be obligated to continue to pay Dr. Rose’s base salary for one year, and all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

A copy of the CEO Employment Agreement is attached hereto as Exhibit 10.1, which is incorporated into this Item 1.01 by reference.

On January 31, 2007, SIGA issued a press release announcing that Dr. Eric A. Rose, M.D. would become Chief Executive Officer of SIGA effective March 1, 2007. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated into this Item 1.01 by reference.

Item 8.01. Other Events.

On January 31, 2007, SIGA issued a press release pursuant to which it announced that Dr. A. Eric Rose, M.D. was elected Chairman of the SIGA’s Board at a meeting of the Board on January 25, 2007. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of January 31, 2007, between SIGA and Dr. Eric A. Rose, M.D.
99.1	Press Release, dated January 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SIGA TECHNOLOGIES, INC.

                By: /s/ Thomas N. Konatich
                   Name: Thomas N. Konatich
           Title:   Chief Financial Officer and
                   Acting Chief Executive Officer

Date: January 31, 2007